Exhibit 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------




We hereby consent to the incorporation by reference in Registration Statement No. 33-91684 of WVS Financial Corp. on Form S-8 of our report dated July 28, 2005, appearing in the Annual Report on Form 10-K of WVS Financial Corp. for the year ended June 30, 2005.


/s/ S.R. Snodgrass, A.C.


Wexford, PA
September 20, 2005